Exhibit 99.1

900 North Michigan Avenue Suite 1600 Chicago, Illinois 60611 (312) 274-2000

Contacts:	Investors	Media
	G. Marc Baumann	Michael K. Wolf
	Executive Vice President and CFO	Executive Vice President and CAO
	(312) 274-2199	(312) 274-2070
	mbaumann@standardparking.com	mwolf@standardparking.com

Standard Parking Corporation Stockholders
Approve Merger with Central Parking Corporation

CHICAGO — Sept. 11, 2012 - Standard Parking Corporation (NASDAQ:  STAN), one of the nation’s leading providers of parking management, ground transportation and other ancillary services, today announced that its stockholders have voted to approve the issuance of Standard Parking’s common stock in the proposed merger with Central Parking Corporation.

At the special meeting of Standard Parking’s stockholders held on September 11, the holders of 99.8% of Standard Parking’s common stock present in person or by proxy and entitled to vote on the proposal at the meeting voted in favor of the proposal.

“We are extremely pleased that our stockholders have given their overwhelming support to the merger with Central Parking,” said James Wilhelm, President and Chief Executive Officer of Standard Parking Corporation. “When the transaction is completed, the combined company will manage more than 4,400 parking facilities, containing approximately 2.2 million parking spaces in hundreds of cities, expanding our national footprint and increasing our opportunities to cross-sell our diverse product and service lines. We anticipate that this transaction will generate annual run-rate synergies of at least $20 million by the end of the second year after closing. We have made significant progress in laying the foundation for a successful integration, and look forward to moving forward and promptly completing the transaction as scheduled.”

As previously announced, in the merger, Standard Parking will issue additional shares of common stock such that Central Parking’s stockholders will hold 6.16 million shares, or 28%, of the combined company on a diluted basis (subject to reduction under certain circumstances as provided in the merger agreement). Central Parking’s stockholders will be entitled to receive $27 million in cash consideration (subject to adjustment as provided in the merger agreement) to be paid in three years to the extent it is not used to satisfy indemnity obligations that may arise under the agreement.

The merger is expected to close, as previously announced, by the end of the 2012 third quarter. The transaction remains subject to anti-trust and other regulatory government approval, consummation of financing and other customary closing conditions. Until the closing, Standard Parking and Central Parking will continue to operate as independent companies.

About Standard Parking

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. With approximately 12,000 employees, Standard Parking manages approximately 2,200 facilities, containing over 1.2 million parking spaces in hundreds of cities across North America, including parking-related and shuttle bus operations serving more than 60 airports. More information can be found at www.standardparking.com.

More information about Standard Parking is available at http://ir.standardparking.com. You should not construe the information on this website to be a part of this release. Standard Parking’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of Standard Parking’s website.

More information about the transaction is accessible on our transaction specific website at: www.standardparkingevolution.com.

About Central Parking

Central is a leader in parking management serving large and small property owners, infrastructure funds and governmental clients to maximize service, revenue and value creation.  With operations in 39 states and Puerto Rico, Central Parking’s locations include: mixed-use developments, office buildings, hotels, stadiums and arenas, airports, hospitals, universities, municipalities, and toll roads. In addition, through its USA Parking subsidiary, Central is one of the premier valet operators in the nation with more four and five diamond luxury properties including hotels and resorts than any other valet competitor. Central’s over one million parking spaces operate under the brands Central Parking System, CPS Parking, New South Parking and USA Parking. Central Parking is owned by affiliates of Kohlberg & Company, L.L.C., Lubert-Adler Partners, L.P. and Versa Capital Management, LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations for the combined company. Standard Parking has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and “will” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the risk that the proposed business combination transaction between Standard Parking and Central Parking is not completed on a timely basis or at all; the ability to integrate Central Parking into the business of Standard Parking successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that Standard Parking anticipates as a result of the transaction are not fully realized or take longer to realize than expected; the risk that Standard Parking or Central Parking may be unable to obtain antitrust or other regulatory clearance required for the transaction, or that required antitrust or other regulatory clearance may delay the transaction or result in the imposition of conditions that could adversely affect the operations of the combined company or cause the parties to abandon the transaction; intense competition; the loss, or renewal on less favorable terms, of management contracts and leases; adverse litigation judgments or settlements; the loss of key employees; changes in general economic and business conditions or demographic trends; the impact of public and private regulations; financial difficulties or bankruptcy of major clients; insurance losses that are worse than expected or adverse events not covered by insurance; labor disputes; extraordinary events affecting parking at facilities that Standard Parking manages, including emergency safety measures, military or terrorist attacks, cyber terrorism and natural disasters; the risk that state and municipal government clients sell or enter into long-term leases of parking-related assets to or with our competitors or clients of our competitors; uncertainty in the credit markets; availability, terms and deployment of capital; and Standard Parking’s ability to obtain performance bonds on acceptable terms.

For a detailed discussion of factors that could affect Standard Parking’s  future operating results, please see Standard Parking’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, Standard Parking undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

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